Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President – Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBest® Announces Third Quarter 2018  Results

•

Third quarter 2018 revenue of $826.2 million, and net income of $40.8 million, or $1.52 per diluted share.  On a non-GAAP[1] basis, third quarter 2018 net income was $38.6 million, or $1.44 per diluted share, a 151 percent improvement over third quarter 2017.

•	Third quarter Asset-Based revenue increase and operating income improvement associated with tonnage growth and greater pricing yields.
•	Asset-Light net revenue increase resulting in improved profitability.

FORT SMITH, Arkansas, November 1, 2018 — ArcBest® (Nasdaq: ARCB), a leading logistics company with creative problem solvers who deliver integrated solutions, today reported third quarter 2018 revenue of $826.2 million compared to third quarter 2017 revenue of $744.3 million.  This represented another record level of quarterly consolidated revenue for ArcBest.   Third quarter 2018 operating income was $56.1 million compared to operating income of $26.7 million in the same quarter last year.  Net income was $40.8 million, or $1.52 per diluted share compared to third quarter 2017 net income of $14.8 million, or $0.56 per diluted share.

Excluding certain items in both periods, as identified in the attached reconciliation tables, non-GAAP operating income was $54.2 million in third quarter 2018 compared to third quarter 2017 operating income of $27.3 million.    On a non-GAAP basis, net income was $38.6 million, or $1.44 per diluted share, in third quarter 2018 compared to third quarter 2017 net income of $15.4 million, or $0.58 per diluted share.

“I am proud of our team for producing the third consecutive quarter of very positive results this year at ArcBest as we collaborate across the organization to provide customers the best solutions to their supply chain needs,” said Chairman, President and CEO Judy R. McReynolds. “Our sales, yield and operations teams – supported by significant technology investments we have made over the last several years – are doing an excellent job helping our customers navigate the industry capacity shortage while ensuring that ArcBest receives the appropriate value for our services. Significantly, our asset-based business reported its best third quarter operating ratio since 2006, and we experienced a strong net revenue improvement in our asset-light business.”

1.	U.S. Generally Accepted Accounting Principles

Asset-Based

Results of Operations

Third Quarter 2018 Versus Third Quarter 2017

•	Revenue of $585.3 million compared to $517.4 million, a per-day increase of 12.2 percent.
•	Tonnage per day increase of 1.6 percent.
•	Shipments per day decrease of 1.0 percent.
•

Total billed revenue per hundredweight increased 10.1 percent and was positively impacted by higher fuel surcharges.  Excluding fuel surcharge, the percentage increase on ArcBest’s Asset-Based LTL freight was in the high-single digits.

•	Operating income of $50.2 million and an operating ratio of 91.4 percent compared to third quarter 2017 operating income of $23.7 million and an operating ratio of 95.4 percent.

Third quarter results in ArcBest’s Asset-Based business reflect continued strength in account pricing and the benefits of careful cost management in the midst of a steady freight environment. The strong improvement in both revenue per hundredweight and revenue per shipment versus the same period last year was driven by the benefits of pricing initiatives implemented throughout the year and an increase in fuel surcharge.  Increases in average shipment size and average length of haul were additional factors positively impacting revenue per shipment.  The rise in freight tonnage handled throughout the ABF Freight network reversed a trend seen in the first half of the year and contributed to improvement in several key productivity metrics, thus resulting in cost efficiencies and improved operating income.  Though the number of average daily Asset-Based shipments handled in the recent third quarter was slightly below the same period last year, the year-over-year change in this business metric has continually improved throughout each quarter of this year.

Asset-Light‡

Results of Operations

Third Quarter 2018 Versus Third Quarter 2017

•	Revenue of $255.9 million compared to $235.3 million, a per-day increase of 7.9 percent.
•	Operating income of $11.1 million compared to operating income of $8.8 million. On a non-GAAP basis, operating income of $9.1 million compared to $8.6 million.
•	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $14.9 million compared to Adjusted EBITDA of $12.0 million.

Compared to last year’s third quarter, total revenue growth in the Asset-Light ArcBest segment was the result of increased revenue per shipment associated with higher market rates, somewhat offset by a reduction in total shipments handled.  Though net revenue margins continued to be under pressure related to limited availability of competitively priced equipment capacity, the rate of margin compression in the third quarter was less than in the first half of this year.  The resulting increase in total net revenue and in average net revenue per shipment contributed to improved operating income.  Versus the prior year period, the Asset-Light ArcBest segment also experienced significant growth in managed transportation services that positively impacted both revenue and net revenue, and was another factor contributing to higher operating income.  At FleetNet, a strong increase in events contributed to growth in both total revenue and net revenue which, combined with efficient cost management, resulted in improved profitability.

Closing Comments

“Tight capacity and a favorable business environment this year have provided a strong foundation for ArcBest to execute on cross-selling and other growth initiatives,” said McReynolds. “As unemployment reaches historic lows and other indicators we study look favorable, our outlook remains positive and we will monitor the environment closely for any changes. As we close out the year and look forward to 2019, we will continue our focus on growth, profitable account management, cost control and providing a best-in-class customer experience.”

Conference Call

ArcBest will host a conference call with company executives to discuss the 2018 third quarter results. The call will be on Friday, November 2nd at 9:30 a.m. EDT (8:30 a.m. CDT). Interested parties are invited to listen by calling (800) 670-1536. Following the call, a recorded playback will be available through the end of the day on December 15, 2018. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21897168. The conference call and playback can also be accessed, through December 15, 2018, on ArcBest’s website at arcb.com.

Call participants can submit questions this afternoon prior to the conference call by emailing them to ir@arcb.com.  On the call, responses will be provided to as many questions as possible in the time available.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a leading logistics company with creative problem solvers who deliver integrated solutions.  We'll find a way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair.  At ArcBest, we’re More Than LogisticsSM.  For more information, visit arcb.com.

Forward-Looking Statements

Certain statements and information in this press release concerning results for the three months ended September 30, 2018 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; relationships with employees, including unions, and our ability to attract and retain employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; the loss or reduction of business from large customers; the cost, timing, and performance of growth initiatives; competitive initiatives and pricing pressures; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; greater than expected funding requirements for our nonunion defined benefit pension plan; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; governmental regulations; environmental laws and regulations, including emissions-control regulations; the cost, integration, and performance of any recent or future acquisitions; not achieving some or all of the expected financial and operating benefits of our corporate restructuring or incurring additional costs or operational inefficiencies as a result of the restructuring; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; litigation or claims asserted against us; the loss of key employees or the inability to execute succession planning strategies; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; potential impairment of goodwill and intangible assets; maintaining our intellectual property rights, brand, and corporate reputation; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

NOTE

 ‡ - The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2018	2017	2018	2017
	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$826,158	$744,280	$2,319,509	$2,115,736

OPERATING EXPENSES (includes one-time charge)(1)(2)	770,103	717,538	2,247,573	2,073,127

OPERATING INCOME	56,055	26,742	71,936	42,609

OTHER INCOME (COSTS)
Interest and dividend income	1,120	346	2,360	905
Interest and other related financing costs	(2,470)	(1,706)	(6,542)	(4,410)
Other, net(2)	(714)	(1,314)	(4,038)	(3,548)
	(2,064)	(2,674)	(8,220)	(7,053)

INCOME BEFORE INCOME TAXES	53,991	24,068	63,716	35,556

INCOME TAX PROVISION	13,215	9,280	11,753	12,398

NET INCOME	$40,776	$14,788	$51,963	$23,158

EARNINGS PER COMMON SHARE(3)
Basic	$1.58	$0.57	$2.02	$0.90
Diluted	$1.52	$0.56	$1.94	$0.87

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,697,509	25,671,535	25,670,435	25,699,306
Diluted	26,795,659	26,393,359	26,708,259	26,373,382

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08	$0.24	$0.24

1)	Includes a $37.9 million multiemployer pension fund withdrawal liability charge for the nine months ended September 30, 2018.
2)

Effective January 1, 2018, the Company retrospectively adopted an amendment to ASC Topic 715, Compensation – Retirement Benefits, which requires changes to the financial statement presentation of certain components of net periodic benefit cost related to pension and other postretirement benefits accounted for under ASC Topic 715. As a result of adopting this amendment, the service cost component of net periodic benefit cost continues to be included in Operating Expenses, but the other components of net periodic benefit cost, including pension settlement expense, are presented in Other Income (Costs) for the three and nine months ended September 30, 2018 and 2017. The detail of the Company’s net periodic benefit costs will be presented in Note F to the consolidated financial statements included in Part I, Item I of the Company’s third quarter 2018 Quarterly Report on Form 10-Q.

3)

ArcBest uses the two-class method for calculating earnings per share. This method requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2018	2017
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$177,436	$120,772
Short-term investments	75,879	56,401
Accounts receivable, less allowances (2018 - $7,475; 2017 - $7,657)	323,212	279,074
Other accounts receivable, less allowances (2018 - $975; 2017 - $921)	17,992	19,491
Prepaid expenses	21,291	22,183
Prepaid and refundable income taxes	6,726	12,296
Other	9,038	12,132
TOTAL CURRENT ASSETS	631,574	522,349

PROPERTY, PLANT AND EQUIPMENT
Land and structures	338,046	344,224
Revenue equipment	857,846	793,523
Service, office, and other equipment	192,241	179,950
Software	133,816	129,589
Leasehold improvements	9,177	8,888
	1,531,126	1,456,174
Less allowances for depreciation and amortization	904,180	865,010
	626,946	591,164

GOODWILL	108,320	108,320
INTANGIBLE ASSETS, NET	70,075	73,469
DEFERRED INCOME TAXES	5,967	5,965
OTHER LONG-TERM ASSETS	74,800	64,374
	$1,517,682	$1,365,641

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$154,484	$129,099
Income taxes payable	138	324
Accrued expenses	233,076	210,484
Current portion of long-term debt	54,556	61,930
Current portion of pension and postretirement liabilities	12,640	753
TOTAL CURRENT LIABILITIES	454,894	402,590

LONG-TERM DEBT, less current portion	235,970	206,989
PENSION AND POSTRETIREMENT LIABILITIES, less current portion	27,614	39,827
OTHER LONG-TERM LIABILITIES	40,372	15,616
DEFERRED INCOME TAXES	53,741	49,157

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2018: 28,547,578 shares; 2017: 28,495,628 shares	285	285
Additional paid-in capital	325,533	319,436
Retained earnings	488,158	438,379
Treasury stock, at cost, 2018: 2,857,460 shares; 2017: 2,851,578 shares	(86,265)	(86,064)
Accumulated other comprehensive loss	(22,620)	(20,574)
TOTAL STOCKHOLDERS’ EQUITY	705,091	651,462
	$1,517,682	$1,365,641

Note:  The balance sheet at December 31, 2017 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30
	2018	2017
	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$51,963	$23,158
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	78,305	73,417
Amortization of intangibles	3,394	3,404
Pension settlement expense	1,603	3,644
Share-based compensation expense	6,185	5,070
Provision for losses on accounts receivable	1,937	705
Deferred income tax provision	3,697	5,846
Gain on sale of property and equipment	(188)	(257)
Gain on sale of subsidiaries	(1,945)	(152)
Changes in operating assets and liabilities:
Receivables	(47,287)	(35,590)
Prepaid expenses	1,013	(37)
Other assets	(4,826)	(5,932)
Income taxes	5,675	5,180
Multiemployer pension fund withdrawal liability(1)	22,744	—
Accounts payable, accrued expenses, and other liabilities	51,309	17,915
NET CASH PROVIDED BY OPERATING ACTIVITIES	173,579	96,371

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(39,249)	(44,377)
Proceeds from sale of property and equipment	2,917	3,585
Proceeds from sale of subsidiaries	4,680	1,970
Purchases of short-term investments	(67,121)	(50,274)
Proceeds from sale of short-term investments	47,878	49,980
Capitalization of internally developed software	(7,411)	(7,225)
NET CASH USED IN INVESTING ACTIVITIES	(58,306)	(46,341)

FINANCING ACTIVITIES
Borrowings under accounts receivable securitization program	—	10,000
Payments on long-term debt	(49,967)	(52,262)
Net change in book overdrafts	(1,975)	2,289
Deferred financing costs	(202)	(959)
Payment of common stock dividends	(6,176)	(6,207)
Purchases of treasury stock	(201)	(6,019)
Payments for tax withheld on share-based compensation	(88)	(3,080)
NET CASH USED IN FINANCING ACTIVITIES	(58,609)	(56,238)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	56,664	(6,208)
Cash and cash equivalents and restricted cash at beginning of period	120,772	115,242
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$177,436	$109,034

NONCASH INVESTING ACTIVITIES
Equipment financed	$71,575	$61,607
Accruals for equipment received	$438	$851

1)

ABF Freight, Inc. recorded a one-time charge in second quarter 2018 for the multiemployer pension plan withdrawal liability resulting from the transition agreement it entered into with the New England Teamsters and Trucking Industry Pension Fund.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2018		2017		2018		2017
	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$585,290		$517,417		$1,626,644		$1,496,310

ArcBest	205,449		195,749		587,369		524,554
FleetNet	50,494		39,568		145,045		116,307
Total Asset-Light	255,943		235,317		732,414		640,861

Other and eliminations	(15,075)		(8,454)		(39,549)		(21,435)
Total consolidated revenues	$826,158		$744,280		$2,319,509		$2,115,736

OPERATING EXPENSES(1)
Asset-Based
Salaries, wages, and benefits	$292,082	49.9%	$287,270	55.5%	$848,611	52.2%	$853,554	57.0%
Fuel, supplies, and expenses	64,133	10.9	57,395	11.1	191,366	11.7	174,326	11.6
Operating taxes and licenses	12,261	2.1	11,712	2.3	35,927	2.2	35,726	2.4
Insurance	9,448	1.6	8,348	1.6	24,055	1.5	23,068	1.5
Communications and utilities	4,308	0.7	4,575	0.9	12,964	0.8	13,260	0.9
Depreciation and amortization	22,200	3.8	20,543	4.0	64,492	4.0	61,777	4.1
Rents and purchased transportation	70,946	12.1	55,381	10.7	180,332	11.1	154,996	10.4
Shared services(2)	58,354	10.0	47,608	9.2	160,786	9.9	137,712	9.2
Multiemployer pension fund withdrawal liability charge(3)	—	—	—	—	37,922	2.3	—	—
Gain on sale of property and equipment	(123)	—	(7)	—	(522)	—	(599)	—
Other	1,531	0.3	757	0.1	3,778	0.2	3,935	0.3
Restructuring costs(4)	—	—	95	—	—	—	268	—
Total Asset-Based	535,140	91.4%	493,677	95.4%	1,559,711	95.9%	1,458,023	97.4%

ArcBest
Purchased transportation	164,322	80.0%	155,894	79.6%	475,614	81.0%	417,313	79.6%
Supplies and expenses	3,522	1.7	3,853	2.0	10,290	1.7	11,265	2.1
Depreciation and amortization(5)	3,558	1.7	3,015	1.5	10,563	1.8	9,511	1.8
Shared services(2)	23,453	11.4	22,447	11.5	68,857	11.7	62,691	11.9
Other	2,546	1.2	2,854	1.5	6,973	1.2	8,192	1.6
Restructuring costs(4)	—	—	—	—	152	—	875	0.2
Gain on sale of subsidiaries(6)	(1,945)	(0.9)	(152)	(0.1)	(1,945)	(0.3)	(152)	—
	195,456	95.1%	187,911	96.0%	570,504	97.1%	509,695	97.2%
FleetNet	49,406	97.8%	38,646	97.7%	141,407	97.5%	113,617	97.7%
Total Asset-Light	244,862		226,557		711,911		623,312

Other and eliminations(7)	(9,899)		(2,696)		(24,049)		(8,208)
Total consolidated operating expenses	$770,103	93.2%	$717,538	96.4%	$2,247,573	96.9%	$2,073,127	98.0%

OPERATING INCOME(1)
Asset-Based	$50,150		$23,740		66,933		38,287

ArcBest	9,993		7,838		16,865		14,859
FleetNet	1,088		922		3,638		2,690
Total Asset-Light	11,081		8,760		20,503		17,549

Other and eliminations(7)	(5,176)		(5,758)		(15,500)		(13,227)
Total consolidated operating income	$56,055		$26,742		$71,936		$42,609

1)

As previously discussed in the Financial Data and Operating Statistics to this press release, the components of net periodic benefit cost other than service cost are presented within Other Income (Costs) in the consolidated financial statements for all periods presented and, therefore, excluded from the presentation of operating segment data within this table.

2)

Shared services represent costs incurred to support all segments, including sales, pricing, customer service, marketing, capacity sourcing functions, human resources, financial services, information technology, legal, and other company-wide services.

3)

ABF Freight, Inc. recorded a one-time charge in second quarter 2018 for the multiemployer pension plan withdrawal liability resulting from the transition agreement it entered into with the New England Teamsters and Trucking Industry Pension Fund.

4)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
5)	Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships, and software associated with acquired businesses.
6)	Gains recognized in the 2018 and 2017 periods relate to the sale of the ArcBest segment’s military moving businesses in December 2017 and 2016, respectively.
7)

“Other” corporate costs include restructuring charges of less than $0.1 million and $0.6 million for the three months ended September 30, 2018 and 2017, respectively, and $0.6 million and $1.6 million for the nine months ended September 30, 2018 and 2017, respectively. (See Segment Operating Income Reconciliations of GAAP to Non-GAAP Financial Measures table.) “Other” corporate costs also include certain unallocated shared service costs which are not attributable to any segment and additional investments to provide an improved platform for revenue growth and for offering ArcBest services across multiple operating segments.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2018	2017	2018	2017
	(Unaudited)
	($ thousands, except per share data)
ArcBest Corporation - Consolidated

Operating Income
Amounts on GAAP basis	$56,055	$26,742	$71,936	$42,609
Multiemployer pension fund withdrawal liability charge, pre-tax(1)	—	—	37,922	—
Restructuring charges, pre-tax(2)	50	737	766	2,731
Gain on sale of subsidiaries(3)	(1,945)	(152)	(1,945)	(152)
Non-GAAP amounts	$54,160	$27,327	$108,679	$45,188

Net Income
Amounts on GAAP basis	$40,776	$14,788	$51,963	$23,158
Multiemployer pension fund withdrawal liability charge, after-tax(1)	—	—	28,161	—
Restructuring charges, after-tax(2)	37	447	566	1,656
Gain on sale of subsidiaries, after-tax(3)	(1,437)	(92)	(1,437)	(92)
Nonunion pension expense, including settlement, after-tax(4)	1,325	1,195	4,146	2,730
Life insurance proceeds and changes in cash surrender value	(1,296)	(956)	(2,230)	(1,943)
Deferred tax adjustment for 2017 Tax Reform Act(5)	(825)	—	(3,466)	—
Impact of 2017 Tax Reform Act on current tax expense(5)	22	—	(47)	—
Tax expense (benefit) from vested RSUs(6)	(24)	16	(325)	(1,229)
Alternative fuel tax credit(7)	—	—	(1,203)	—
Non-GAAP amounts	$38,578	$15,398	$76,128	$24,280

Diluted Earnings Per Share
Amounts on GAAP basis	$1.52	$0.56	$1.94	$0.87
Multiemployer pension fund withdrawal liability charge, after-tax(1)	—	—	1.05	—
Restructuring charges, after-tax(2)	—	0.02	0.02	0.06
Gain on sale of subsidiaries, after-tax(3)	(0.05)	—	(0.05)	—
Nonunion pension expense, including settlement, after-tax(4)	0.05	0.05	0.16	0.10
Life insurance proceeds and changes in cash surrender value	(0.05)	(0.04)	(0.08)	(0.07)
Deferred tax adjustment for 2017 Tax Reform Act(5)	(0.03)	—	(0.13)	—
Impact of 2017 Tax Reform Act on current tax expense(5)	—	—	—	—
Tax benefit from vested RSUs(6)	—	—	(0.01)	(0.05)
Alternative fuel tax credit(7)	—	—	(0.05)	—
Non-GAAP amounts(8)	$1.44	$0.58	$2.85	$0.92

1)

ABF Freight, Inc. recorded a one-time charge in second quarter 2018 for the multiemployer pension plan withdrawal liability resulting from the transition agreement it entered into with the New England Teamsters and Trucking Industry Pension Fund.

2)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
3)	Gains recognized in the 2018 and 2017 periods relate to the sale of the ArcBest segment’s military moving businesses in December 2017 and 2016, respectively.
4)

Nonunion pension expense is presented as a non-GAAP adjustment with pension settlement expense, for all periods presented, because expenses related to the plan have been excluded from the financial information management uses to make operating decisions, as an amendment to terminate the nonunion defined benefit pension plan with a termination date of December 31, 2017 was executed in November 2017. Plan participants will have an election window in which they can choose any form of payment allowed by the plan for immediate commencement of payment or defer payment until a later date, with pension settlements related to the plan termination expected to occur in fourth quarter 2018 and first quarter 2019.

5)

Impact on current or deferred income tax expense as a result of recognizing a reasonable estimate of the tax effects of the Tax Cuts and Jobs Act (“2017 Tax Reform Act”) that was signed into law on December 22, 2017.

6)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax benefit during the three and nine months ended September 30, 2018 and 2017.
7)	Represents the amount of the alternative fuel tax credit related to the year ended December 31, 2017 which was recorded in first quarter 2018 due to the February 2018 retroactive reinstatement.
8)	Non-GAAP EPS is calculated in total and may not foot due to rounding.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended September 30, 2018
		Other	Income Before	Income
	Operating	Income	Income	Tax	Net	Effective
	Income	(Costs)	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$56,055	$(2,064)	$53,991	$13,215	$40,776	24.5%
Restructuring charges(2)	50	—	50	13	37	26.0
Gain on sale of subsidiaries(3)	(1,945)	—	(1,945)	(508)	(1,437)	(26.1)
Nonunion pension expense, including settlement(4)	—	1,785	1,785	460	1,325	25.8
Life insurance proceeds and changes in cash surrender value	—	(1,296)	(1,296)	—	(1,296)	—
Deferred tax adjustment for 2017 Tax Reform Act(5)	—	—	—	825	(825)	—
Impact of 2017 Tax Reform Act on current tax expense(5)	—	—	—	(22)	22	—
Tax benefit from vested RSUs(6)	—	—	—	24	(24)	—
Non-GAAP amounts	$54,160	$(1,575)	$52,585	$14,007	$38,578	26.6%

	Three Months Ended September 30, 2017
		Other	Income Before	Income
	Operating	Income	Income	Tax	Net	Effective
	Income	(Costs)	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$26,742	$(2,674)	$24,068	$9,280	$14,788	38.6%
Restructuring charges(2)	737	—	737	290	447	39.3
Gain on sale of subsidiaries(3)	(152)	—	(152)	(60)	(92)	(39.5)
Nonunion pension expense, including settlement(4)	—	1,956	1,956	761	1,195	38.9
Life insurance proceeds and changes in cash surrender value	—	(956)	(956)	—	(956)	—
Tax benefit from vested RSUs(6)	—	—	—	(16)	16	—
Non-GAAP amounts	$27,327	$(1,674)	$25,653	$10,255	$15,398	40.0%

	Nine Months Ended September 30, 2018
		Other	Income Before	Income
	Operating	Income	Income	Tax	Net	Effective
	Income	(Costs)	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$71,936	$(8,220)	$63,716	$11,753	$51,963	18.4%
Multiemployer pension fund withdrawal liability charge(1)	37,922	—	37,922	9,761	28,161	25.7
Restructuring charges(2)	766	—	766	200	566	26.1
Gain on sale of subsidiaries(3)	(1,945)	—	(1,945)	(508)	(1,437)	(26.1)
Nonunion pension expense, including settlement(4)	—	5,584	5,584	1,438	4,146	25.8
Life insurance proceeds and changes in cash surrender value	—	(2,230)	(2,230)	—	(2,230)	—
Deferred tax adjustment for 2017 Tax Reform Act(5)	—	—	—	3,466	(3,466)	—
Impact of 2017 Tax Reform Act on current tax expense(5)	—	—	—	47	(47)	—
Tax benefit from vested RSUs(6)	—	—	—	325	(325)	—
Alternative fuel tax credit(7)	—	—	—	1,203	(1,203)	—
Non-GAAP amounts	$108,679	$(4,866)	$103,813	$27,685	$76,128	26.7%

	Nine Months Ended September 30, 2017
		Other	Income Before	Income
	Operating	Income	Income	Tax	Net	Effective
	Income	(Costs)	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$42,609	$(7,053)	$35,556	$12,398	$23,158	34.9%
Restructuring charges(2)	2,731	—	2,731	1,075	1,656	39.4
Gain on sale of subsidiaries(3)	(152)	—	(152)	(60)	(92)	(39.5)
Nonunion pension expense, including settlement(4)	—	4,468	4,468	1,738	2,730	38.9
Life insurance proceeds and changes in cash surrender value	—	(1,943)	(1,943)	—	(1,943)	—
Tax benefit from vested RSUs(6)	—	—	—	1,229	(1,229)	—
Non-GAAP amounts	$45,188	$(4,528)	$40,660	$16,380	$24,280	40.3%

1)

ABF Freight, Inc. recorded a one-time charge in second quarter 2018 for the multiemployer pension plan withdrawal liability resulting from the transition agreement it entered into with the New England Teamsters and Trucking Industry Pension Fund.

2)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
3)	Gains recognized in the 2018 and 2017 periods relate to the sale of the ArcBest segment’s military moving businesses in December 2017 and 2016, respectively.
4)

Nonunion pension expense is presented as a non-GAAP adjustment with pension settlement expense, for all periods presented, because expenses related to the plan have been excluded from the financial information management uses to make operating decisions, as an amendment to terminate the nonunion defined benefit pension plan with a termination date of December 31, 2017 was executed in November 2017.

5)

Impact on current or deferred income tax expense as a result of recognizing a reasonable estimate of the tax effects of the Tax Cuts and Jobs Act (“2017 Tax Reform Act”) that was signed into law on December 22, 2017.

6)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax benefit during the three and nine months ended September 30, 2018 and 2017.
7)	Represents the amount of the alternative fuel tax credit related to the year ended December 31, 2017 which was recorded in first quarter 2018 due to the February 2018 retroactive reinstatement.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2018		2017		2018		2017
Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$50,150	91.4%	$23,740	95.4%	$66,933	95.9%	$38,287	97.4%
Multiemployer pension fund withdrawal liability charge, pre-tax(1)	—	—	—	—	37,922	(2.3)	—	—
Restructuring charges, pre-tax(2)	—	—	95	—	—	—	268	—
Non-GAAP amounts	$50,150	91.4%	$23,835	95.4%	$104,855	93.6%	$38,555	97.4%

Asset-Light

ArcBest
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$9,993	95.1%	$7,838	96.0%	$16,865	97.1%	$14,859	97.2%
Restructuring charges, pre-tax(2)	—	—	—	—	152	—	875	(0.2)
Gain on sale of certain subsidiaries(3)	(1,945)	0.9	(152)	0.1	(1,945)	0.3	(152)	—
Non-GAAP amounts	$8,048	96.0%	$7,686	96.1%	$15,072	97.4%	$15,582	97.0%

FleetNet
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$1,088	97.8%	$922	97.7%	$3,638	97.5%	$2,690	97.7%
Restructuring charges, pre-tax(2)	—	—	—	—	—	—	—	—
Non-GAAP amounts	$1,088	97.8%	$922	97.7%	$3,638	97.5%	$2,690	97.7%

Total Asset-Light
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$11,081	95.7%	$8,760	96.3%	$20,503	97.2%	$17,549	97.3%
Restructuring charges, pre-tax(2)	—	—	—	—	152	—	875	(0.1)
Gain on sale of certain subsidiaries(3)	(1,945)	0.8	(152)	0.1	(1,945)	0.3	(152)	—
Non-GAAP amounts	$9,136	96.5%	$8,608	96.4%	$18,710	97.5%	$18,272	97.2%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(5,176)		$(5,758)		$(15,500)		$(13,227)
Restructuring charges, pre-tax(2)	50		642		614		1,588
Non-GAAP amounts	$(5,126)		$(5,116)		$(14,886)		$(11,639)

1)

ABF Freight, Inc. recorded a one-time charge in second quarter 2018 for the multiemployer pension plan withdrawal liability resulting from the transition agreement it entered into with the New England Teamsters and Trucking Industry Pension Fund.

2)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
3)	Gains recognized in the 2018 and 2017 periods relate to the sale of the ArcBest segment’s military moving businesses in December 2017 and 2016, respectively.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance, because it excludes amortization of acquired intangibles and software of the Asset-Light businesses, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2018	2017	2018	2017
	(Unaudited)
ArcBest Corporation - Consolidated Adjusted EBITDA	($ thousands)

Net Income	$40,776	$14,788	$51,963	$23,158
Interest and other related financing costs	2,470	1,706	6,542	4,410
Income tax provision	13,215	9,280	11,753	12,398
Depreciation and amortization	28,026	26,218	81,699	76,821
Amortization of share-based compensation	2,641	1,471	6,185	5,070
Amortization of net actuarial losses of benefit plans and pension settlement expense	1,108	1,839	3,755	6,571
Multiemployer pension fund withdrawal liability charge(1)	—	—	37,922	—
Restructuring charges(2)	50	737	766	2,731
Consolidated Adjusted EBITDA	$88,286	$56,039	$200,585	$131,159

1)

ABF Freight, Inc. recorded a one-time charge in second quarter 2018 for the multiemployer pension plan withdrawal liability resulting from the transition agreement it entered into with the New England Teamsters and Trucking Industry Pension Fund.

2)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2018	2017	2018	2017
Asset-Light Adjusted EBITDA	(Unaudited)
	($ thousands, except percentages)

ArcBest
Operating Income	$9,993	$7,838	$16,865	$14,859
Depreciation and amortization(3)	3,558	3,015	10,563	9,511
Restructuring charges(4)	—	—	152	875
Adjusted EBITDA	$13,551	$10,853	$27,580	$25,245

FleetNet
Operating Income	$1,088	$922	$3,638	$2,690
Depreciation and amortization	291	272	834	823
Restructuring charges(4)	—	—	—	—
Adjusted EBITDA	$1,379	$1,194	$4,472	$3,513

Total Asset-Light
Operating Income	$11,081	$8,760	$20,503	$17,549
Depreciation and amortization(3)	3,849	3,287	11,397	10,334
Restructuring charges(4)	—	—	152	875
Adjusted EBITDA	$14,930	$12,047	$32,052	$28,758

3)	Depreciation and amortization consists primarily of amortization of intangibles and software associated with acquired businesses.
4)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Non-GAAP Net Revenue

Management uses net revenue, defined as revenues less purchased transportation costs, as a key performance measure of our ArcBest segment which primarily sources transportation services from third-party providers. Non-GAAP net revenue margin for the ArcBest segment is calculated as net revenue divided by revenues.

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2018	2017	% Change	2018	2017	% Change
	(Unaudited)
ArcBest Segment	($ thousands)

Revenues	$205,449	$195,749	5.0%	$587,369	$524,554	12.0%
Purchased transportation	164,322	155,894	5.4%	475,614	417,313	14.0%
Non-GAAP net revenue	$41,127	$39,855	3.2%	$111,755	$107,241	4.2%

Non-GAAP Net Revenue Margin	20.0%	20.4%		19.0%	20.4%

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2018	2017	% Change	2018	2017	% Change
	(Unaudited)
Asset-Based

Workdays	63.0	62.5		190.5	190.0

Billed Revenue(1) / CWT	$35.83	$32.53	10.1%	$33.92	$30.94	9.6%

Billed Revenue(1) / Shipment	$440.65	$389.79	13.0%	$430.34	$374.65	14.9%

Shipments	1,312,621	1,315,498	(0.2%)	3,793,276	4,002,913	(5.2%)

Shipments / Day	20,835	21,048	(1.0%)	19,912	21,068	(5.5%)

Tonnage (Tons)	807,110	788,228	2.4%	2,406,250	2,423,678	(0.7%)

Tons / Day	12,811	12,612	1.6%	12,631	12,756	(1.0%)

Average Length of Haul (Miles)	1,043	1,027	1.6%	1,042	1,032	1.0%

1)

Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2018
	(Unaudited)
ArcBest(2)

Revenue / Shipment	8.4%	15.6%

Shipments / Day	(7.4%)	(6.4%)

2)

Presentation of operating statistics for the ArcBest segment has been revised to reflect the segment’s combined operations, including the expedite, truckload, and truckload-dedicated operations for which statistics were previously reported, as well as other service offerings of the segment.

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